Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and notes thereto have been prepared by The Pennant Group, Inc. (the “Company” or “Pennant”) in accordance with Article 11 of Regulation S-X in order to give effect to the Transaction (as defined below).

On April 30, 2025, Pennant entered into a purchase agreement (the “Purchase Agreement”), as subsequently amended by the First Amendment to Purchase Agreement dated October 1, 2025 (the “Amendment” and the Purchase Agreement as so amended by the Amendment, the “Amended Agreement”), by and among the Company, its wholly-owned subsidiaries, Cornerstone Healthcare, Inc. (“Equity Buyer”) and Tensaw River Healthcare LLC (“Asset Buyer”), and UnitedHealth Group Incorporated (“UnitedHealth”), Amedisys, Inc. (“Amedisys”) and certain other sellers (collectively, the “Sellers”). Pursuant to the Amended Agreement, Equity Buyer agreed to acquire from the Sellers certain equity interests in, and Asset Buyer agreed to acquire from the Sellers certain assets of, certain subsidiaries of UnitedHealth and Amedisys related to the business of providing home health, hospice, or palliative care services through certain providers (the “Transaction”). The Transaction closed on October 1, 2025 (the “Closing Date”).

The equity interests and assets acquired from subsidiaries of UnitedHealth are referred to as the “UnitedHealth Subsidiaries”, and the equity interests and assets acquired from subsidiaries of Amedisys are referred to as the “Amedisys Subsidiaries”. The UnitedHealth Subsidiaries and Amedisys Subsidiaries are collectively referred to as the “Acquired Subsidiaries”.

The following tables and accompanying notes (collectively the “Unaudited Pro Forma Condensed Combined Financial Statements”) present the Company’s unaudited statements of operations on a pro forma combined basis after giving effect to the Transaction. The information in the tables below under the heading “Unaudited Pro Forma Condensed Combined Statement of Operations” for the six months ended June 30, 2025 and the year ended December 31, 2024 give effect to the Transaction as if it had occurred on January 1, 2024 (the “Unaudited Pro Forma Condensed Combined Statements of Operations”). The information in the tables below under the heading “Unaudited Pro Forma Condensed Combined Balance Sheet” as of June 30, 2025 gives effect to the Transaction as if it had occurred on June 30, 2025.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Combined Financial Statements to give effect to pro forma adjustments deemed to be directly related to the Transaction to be incurred either prior to the Transaction or post-close, irrespective of whether such adjustment is deemed to be recurring.

The pro forma transaction accounting adjustments are based upon currently available information and certain assumptions that the Company’s management believes are reasonable and factually supportable as of the date of this filing. The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only and are not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the date indicated, nor are they meant to be indicative of future results of operations or financial position for any future period or as of any future date. Future results may differ significantly from the pro forma amounts presented. The Unaudited Pro Forma Condensed Combined Financial Statements do not include any adjustments not otherwise described herein; they do not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings, operating synergies or dis-synergies that may result from the Transaction. In the opinion of the Company’s management, all adjustments necessary to present fairly the pro forma financial information have been made.

The historical financial information of the acquired UnitedHealth and Amedisys subsidiaries is derived (“carved-out”) from UnitedHealth and Amedisys’ consolidated financial statements, including the unaudited consolidated statement of revenues and direct expenses for the six months ended June 30, 2025, and the unaudited statement of assets acquired and liabilities assumed as of June 30, 2025, which were prepared in accordance with GAAP and presented in the acquired Amedisys subsidiaries’ Abbreviated Financial Statements included in Exhibit 99.1 of this Form 8-K/A, and the acquired UnitedHealth subsidiaries’ Abbreviated Financial Statements included in Exhibit 99.2 of this Form 8-K/A, and the audited consolidated statement of revenues and direct expenses for the year ended December 31, 2024, and the audited consolidated statement of assets acquired and liabilities assumed as of December 31, 2024, which were prepared in accordance with GAAP and presented in the acquired Amedisys subsidiaries’ Abbreviated Financial Statements included in Exhibit 99.3 of this Form 8-K/A, and the acquired UnitedHealth subsidiaries’ Abbreviated Financial Statements included in Exhibit 99.4 of this Form 8-K/A. Note 1 to the acquired subsidiaries’ Abbreviated Financial Statements provides further information regarding the

Exhibit 99.5
basis of presentation and allocations made in the Abbreviated Financial Statements. The Abbreviated Financial Statements only reflect the acquired subsidiaries conveyed in the Agreement, and do not purport to reflect the financial position and results of operations of the acquired subsidiaries had such business operated on a stand-alone basis during the periods presented.

These Unaudited Pro Forma Condensed Combined Financial Statements and accompanying notes should be read in conjunction with the following:

•The historical audited consolidated financial statements included in The Pennant Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025;
•The historical unaudited condensed consolidated financial statements included in The Pennant Group, Inc.’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2025, which was filed with the SEC on August 6, 2025;
•The Acquired Subsidiaries’ audited Abbreviated Financial Statements as of and for the year ended December 31, 2024, included in Exhibit 99.1 and Exhibit 99.2 of The Pennant Group, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 16, 2025, of which this Exhibit 99.5 is a part (the “Form 8-K/A”); and
•The Acquired Subsidiaries’ unaudited Abbreviated Financial Statements as of and for the six months ended June 30, 2025, included in Exhibit 99.3 and Exhibit 99.4 of the Form 8-K/A.

Exhibit 99.5
THE PENNANT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except per-share amounts)

	Pennant Group, Inc. (Historical)	Amedisys subsidiaries (Historical)	UnitedHealth subsidiaries (Historical)	Financing Adjustments	Note Ref.	Transaction Adjustments	Note Ref.	Pro Forma Combined

Revenue	$695,240	$79,743	$104,307	$—		$—		$879,290

Expenses
Cost of services	558,449	63,612	75,735	—		—		697,796
Rent—cost of services	43,029	1,259	1,610	—		—		45,898
General and administrative expense	50,209	—	—	—		3,735	E	53,944
Depreciation and amortization	6,119	339	55	—		—		6,513
Gain on disposition of property and equipment, net	(682)	—	—	—		—		(682)
Total expenses	657,124	65,210	77,400	—		3,735		803,469
Income from operations	38,116	14,533	26,907	—		(3,735)		75,821
Other (expense) income, net:
Other income	207	—	—	—		—		207
Interest expense, net	(6,956)	—	—	(12,823)	B	—		(19,779)
Other expense, net	(6,749)	—	—	(12,823)		—		(19,572)
Income before provision for income taxes	31,367	14,533	26,907	(12,823)		(3,735)		56,249
Provision for income taxes	7,028	—	—	(3,223)	C	9,477	J	13,282
Net income	24,339	14,533	26,907	(9,600)		(13,212)		42,967
Less: Net income attributable to noncontrolling interest	1,780	—	—	—		2,764	K	4,544
Net income attributable to The Pennant Group, Inc.	$22,559	$14,533	$26,907	$(9,600)		$(15,976)		$38,423
Earnings per share:
Basic	$0.72							$1.23
Diluted	$0.70							$1.20
Weighted average common shares outstanding:
Basic	31,191							31,191
Diluted	32,000							32,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Exhibit 99.5
THE PENNANT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands, except per-share amounts)

	Pennant Group, Inc. (Historical)	Amedisys subsidiaries (Historical)	UnitedHealth subsidiaries (Historical)	Financing Adjustments	Note Ref.	Transaction Adjustments	Note Ref.	Pro Forma Combined

Revenue	$429,343	$41,262	$54,150	$—		$—		$524,755

Expenses
Cost of services	346,020	32,871	39,407	—		—		418,298
Rent—cost of services	23,640	644	839	—		—		25,123
General and administrative expense	32,437	—	—	—		—		32,437
Depreciation and amortization	4,116	173	27	—		—		4,316
Gain on disposition of property and equipment, net	(1,048)	—	—	—		—		(1,048)
Total expenses	405,165	33,688	40,273	—		—		479,126
Income from operations	24,178	7,574	13,877	—		—		45,629
Other (expense) income, net:
Other income	186	—	—	—		—		186
Interest expense, net	(2,409)	—	—	(4,588)	B	—		(6,997)
Other expense, net	(2,223)	—	—	(4,588)		—		(6,811)
Income before provision for income taxes	21,955	7,574	13,877	(4,588)		—		38,818
Provision for income taxes	5,452	—	—	(1,147)	C	5,364	J	9,669
Net income	16,503	7,574	13,877	(3,441)		(5,364)		29,149
Less: Net income attributable to noncontrolling interest	1,643	—	—	—		1,449	K	3,092
Net income attributable to The Pennant Group, Inc.	$14,860	$7,574	$13,877	$(3,441)		$(6,813)		$26,057
Earnings per share:
Basic	$0.43							$0.76
Diluted	$0.42							$0.74
Weighted average common shares outstanding:
Basic	34,500							34,500
Diluted	35,284							35,284

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Exhibit 99.5
THE PENNANT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands, except par value)

	Pennant Group, Inc. (Historical)	Amedisys subsidiaries (Historical)	UnitedHealth subsidiaries (Historical)	Financing Adjustments	Note Ref.	Transaction Adjustments	Note Ref.	Pro Forma Combined
Assets
Current assets:
Cash	$14,385	$—	$—	$146,531	A	$(152,719)	D, E	$8,197
Accounts receivable	95,720	10,098	13,836	—		—		119,654
Prepaid expenses and other current assets	17,269	11	836	—		—		18,116
Total current assets	127,374	10,109	14,672	146,531		(152,719)		145,967
Property and equipment, net	52,578	262	165	—		—		53,005
Operating lease right-of-use assets	273,842	2,595	3,078	—		56	G	279,571
Deferred tax assets, net	33	—	—	—		—		33
Restricted and other assets	23,804	10	36	—		—		23,850
Goodwill	156,604	—	—	—		80,826	I	237,430
Other indefinite-lived intangibles	117,182	2,332	2,292	—		61,565	F	183,371
Total assets	$751,417	$15,308	$20,243	$146,531		$(10,272)		$923,227
Liabilities and equity
Current liabilities:
Accounts payable	$19,211	$—	$—	$—		$—		$19,211
Accrued wages and related liabilities	42,731	1,719	1,785	—		—		46,235
Operating lease liabilities—current	20,667	850	1,397	—		19	G	22,933
Other accrued liabilities	22,332	294	762	—		—		23,388
Total current liabilities	104,941	2,863	3,944	—		19		111,767
Long-term operating lease liabilities—less current portion	255,781	1,682	1,681	—		—		259,144
Deferred tax liabilities, net	1,143	—	—	—		—		1,143
Other long-term liabilities	18,925	44	—	—		—		18,969
Long-term debt	37,000	—	—	146,531	A	—		183,531
Total liabilities	417,790	4,589	5,625	146,531		19		574,554
Equity:
Common stock, $0.001 par value	35	—	—	—		—		35
Additional paid-in capital	241,250	—	—	—		—		241,250
Retained earnings	72,082	—	—	—		(3,735)	E	68,347
Treasury stock, at cost, 3 shares at June 30, 2025	(65)	—	—	—		—		(65)
Total The Pennant Group, Inc. stockholders’ equity	313,302	—	—	—		(3,735)		309,567
Noncontrolling interest	20,325	—	—	—		18,781	H	39,106
Total equity	333,627	—	—	—		15,046		348,673
Total liabilities and equity	$751,417	$4,589	$5,625	$146,531		$15,065		$923,227

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Exhibit 99.5
THE PENNANT GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(dollars in thousands, unless otherwise indicated)

1. DESCRIPTION OF TRANSACTION

On April 30, 2025, the Pennant Group, Inc. (the “Company” or “Pennant”) entered into a purchase agreement (the “Purchase Agreement”), as subsequently amended by the First Amendment to Purchase Agreement dated October 1, 2025 (the “Amendment” and the Purchase Agreement as so amended by the Amendment, the “Amended Agreement”), by and among the Company, its wholly-owned subsidiaries, Cornerstone Healthcare, Inc. (“Equity Buyer”) and Tensaw River Healthcare LLC (“Asset Buyer”), and UnitedHealth Group Incorporated (“UnitedHealth”), Amedisys, Inc. (“Amedisys”) and certain other sellers (collectively, the “Sellers”). Pursuant to the Amended Agreement, Equity Buyer agreed to acquire from the Sellers certain equity interests in, and Asset Buyer agreed to acquire from the Sellers certain assets of, certain subsidiaries of UnitedHealth and Amedisys related to the business of providing home health, hospice, or palliative care services through certain providers (the “Transaction”). The Transaction closed on October 1, 2025 (the “Closing Date”). Concurrent with the Transaction, the Company entered into a transition services agreement with the Sellers to receive, for a fee, certain transitional services and technical support during the transition service period. At inception, the fees under the transition services agreement are estimated to be approximately $1.0 million per month and are expected to decrease over the transition period. The Unaudited Pro Forma Condensed Combined Statements of Operations do not include an adjustment for management’s estimate of the fees to be incurred during the transition service period as such amounts are uncertain as of the transaction date.

2. BASIS OF PRESENTATION

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Article 11 of Regulation S-X to illustrate the pro forma effects of the Transaction.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2025 and the year ended December 31, 2024 combine the historical consolidated statements of operations of the Company and the historical statements of revenues and direct expenses of the Acquired Subsidiaries for such periods, giving effect to (i) the Transaction, as if it had taken place on January 1, 2024, and (ii) the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025 combines the historical statements of assets acquired and liabilities assumed of the Acquired Subsidiaries as of June 30, 2025, giving effect to (i) the Transaction, as if it had taken place on June 30, 2025, and (ii) the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the acquisition method of accounting in accordance with ASC 805 with the Company treated as the accounting acquirer. As of the date of the Form 8-K/A, the Company has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and estimated lives of the assets acquired, the estimated fair values of the liabilities assumed, and the related allocation of the purchase price. The effect of fair values and purchase price allocation contained within these statements are preliminary and are based on management's estimates after initial consultations with valuation personnel and discussions with the Acquired Subsidiaries' management. For income tax purposes, the transaction was structured as a taxable business combination, therefore the Company will receive a step-up in the tax basis of the assets acquired and liabilities assumed to their fair values at the acquisition date. In connection with the acquisition, no deferred income taxes were recorded. The final allocation of the purchase price will be determined after completion of an analysis to determine the estimated fair value of the Acquired Subsidiaries' assets acquired, liabilities assumed, and associated tax adjustments; the analysis is expected to be completed within a year of the closing of the Transaction. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments described in these notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements, including the preliminary purchase price allocation, is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transaction had been consummated on the dates indicated, nor is it

Exhibit 99.5
necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition, or liquidity.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

For purposes of developing the Unaudited Pro Forma Condensed Combined Financial Statements as of June 30, 2025, assets of the Acquired Subsidiaries, including identifiable intangible assets, and liabilities assumed, have been recorded at their estimated fair values. The allocation has not been finalized. The final determination of the estimated fair values are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated, could differ materially from the amounts presented in the Unaudited Pro Forma Condensed Combined Financial Statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Transaction.

The Unaudited Pro Forma Condensed Combined Financial Statements include estimated total cash consideration of approximately $149.0 million. The Purchase Agreement provides for closing working capital and other adjustments to be completed after the Transaction. These adjustments, which could materially change the purchase price consideration of the Transaction, have yet to be finalized and are not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

The following table sets forth a preliminary allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of the Acquired

Exhibit 99.5
Subsidiaries, based on the Acquired Subsidiaries; unaudited statements of assets acquired and liabilities assumed as of June 30, 2025 (in thousands):

Preliminary purchase price consideration transferred	$148,984
Assets acquired:
Accounts receivable	23,934
Prepaid expenses and other current assets	847
Property and equipment, net	427
Operating lease right-of-use assets	5,729
Restricted and other assets	46
Indefinite-lived intangibles	66,189
Goodwill	80,826
Total preliminary fair value of assets acquired	177,998
Liabilities assumed:
Accrued wages and related liabilities	$3,504
Operating lease liabilities—current	2,266
Other accrued liabilities	1,056
Long-term operating lease liabilities—less current portion	3,363
Other long-term liabilities	44
Total preliminary fair value of liabilities assumed	10,233
Noncontrolling interest of acquired net assets	18,781
Preliminary fair value of net assets acquired	$148,984

4. FINANCING ADJUSTMENTS

The financing adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

A.Represents an adjustment to long-term debt to reflect the $146.5 million cash proceeds from borrowings under the Company’s Amended and Restated Credit Agreement (the “Credit Facility”). These amounts were used to finance the transaction, in addition to cash on hand.

B.Represents a $4.6 million and $12.8 million increase to interest expense, net for the six months ended June 30, 2025, and the year ended December 31, 2024, respectively, resulting from interest on the new debt.

A sensitivity analysis on interest expense has been performed to assess the effect of a 12.5 basis point change of interest on the interest expense. Based on a 12.5 basis point change in the interest rate, interest expense would increase/decrease by approximately $0.2 million for the six months ended June 30, 2025, and $0.3 million for the year ended December 31, 2024.

Exhibit 99.5
C.Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma financing adjustments herein. The adjustment was calculated using a blended federal and state statutory income tax rate of 25.1% for the year ended December 31, 2024, and 25.0% for the six months ended June 30, 2025. The blended statutory tax rate is not necessarily indicative of the effective tax rate of the Company following the Transaction, which could be significantly different depending on various factors.

5. TRANSACTION ADJUSTMENTS

The transaction adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

D.Represents estimated total cash consideration of approximately $149.0 million, comprised of $146.5 million paid to the Sellers on the Closing Date and $2.5 million of net working capital adjustments paid to the Sellers pursuant to the Purchase Agreement.

E.Represents an adjustment for $3.7 million in transaction costs incurred by the Company from July 1, 2025 that are not reflected in the historical financial statements. Additionally, $1.4 million of transaction costs were incurred as of June 30, 2025 and are included in the historical balance sheet and statement of operations of the Company as of and for the six months ended June 30, 2025.

F.Represents an adjustment to eliminate the Acquired Subsidiaries’ historical intangible assets of $4.6 million. This adjustment also establishes the estimated fair values of the acquired identifiable indefinite-lived intangible assets consisting of Trade Names, and Medicare and Medicaid Licenses at a total estimated fair value of $66.2 million, which, as noted above, is preliminary and subject to change through the end of the measurement period. The preliminary fair value of the Trade Names, and Medicare and Medicaid Licenses was based on third-party preliminary studies utilizing income and market-based methodologies and corroborated with publicly available market benchmarks.

G.Represents an adjustment to the right-of-use assets and lease liabilities for real estate leases acquired as part of the Transaction. The Company calculated the lease liability based on the remaining lease payments and the Company’s incremental borrowing rate on the Closing Date.

H.Represents an adjustment to recognize the fair value of the 33% noncontrolling interest in University of TN Medical Center Home Care Services, LLC.

I.Represents an adjustment to reflect the resulting goodwill that would have been recorded if the Transaction occurred on June 30, 2025.

J.Represents an adjustment of $9.5 million for the year ended December 31, 2024, comprised of $10.4 million of income tax expense associated with the historical income before taxes of the Acquired Subsidiaries, and $0.9 million of income tax benefit related to the transaction adjustments herein.

Represents an adjustment of $5.4 million for the six-months ended June 30, 2025 associated with the historical income before taxes of the Acquired Subsidiaries.

The adjustments were calculated using a blended federal and state statutory income tax rate of 25.1% for the year ended December 31, 2024, and 25.0% for the six months ended June 30, 2025. The blended statutory tax rate is not necessarily indicative of the effective tax rate of the Company following the Transaction, which could be significantly different depending on various factors.

K.Represents 33% of the net income for noncontrolling interest in University of TN Medical Center Home Care Services, LLC.

Exhibit 99.5

6. PRO FORMA EARNINGS PER SHARE

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income for the six months ended June 30, 2025 and the year ended December 31, 2024. As there were no shares issued as part of the purchase price, basic and diluted pro forma weighted average shares outstanding are the same as the weighted average shares outstanding for the six months ended June 30, 2025 and the year ended December 31, 2024. The pro forma net income increased due to the inclusion of the Acquired Subsidiaries’ net income and adjustments discussed above resulting in an increase in the basic and diluted pro forma earnings per share. The following table reflects the corresponding pro forma adjustments, in thousands, except per share amounts. For the six months ended June 30, 2025 and the year ended December 31, 2024, the pro forma weighted average shares outstanding and proforma net income per share has been calculated as follows:

	Six months ended June 30, 2025	Year ended December 31, 2024
Pro forma net income attributable to Combined Company	$26,057	$38,423
Historical weighted-average number of common shares outstanding
Basic	34,500	31,191
Diluted	35,284	32,000
Impact of the Transaction on weighted-average number of common shares outstanding	—	—
Pro forma weighted-average number of common shares outstanding
Basic	34,500	31,191
Diluted	35,284	32,000
Pro forma net income per common share
Basic	$0.76	$1.23
Diluted	$0.74	$1.20